Two Harbors Investment Corp. Second Quarter 2013 Investor Presentation

Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. 1 Safe Harbor Statement

Two Harbors Today 2  Largest hybrid mortgage REIT focused on investing in residential mortgage assets  $3.5 billion market capitalization(1)  Total portfolio of $16.1 billion as of June 30, 2013  Talented and deep bench in Minnesota and New York ― Experienced investment and administrative teams ― Pine River infrastructure provides proprietary research and analytics, as well as market access  Robust operational and risk management platform (1) Source: Bloomberg, as of August 30, 2013.

Mission-Based Strategy 3 RMBS Investment Universe  Agency RMBS  Non-Agency RMBS  Mortgage Servicing Rights (MSRs)  Prime Jumbo Mortgage Loan Conduit and Securitization  Credit Sensitive Loans (CSLs) Mission  To be recognized as the industry-leading hybrid mortgage REIT Objectives  Optimize stockholder value  Provide attractive risk-adjusted returns  Logically diversify our business model  Best-in-class disclosure and governance

20.3% 7.6% 5.3% -9.3% 66.0% 42.7% 25.7% 14.2% -10.0% 10.0% 30.0% 50.0% 70.0% 90.0% Return from Change in Book Value Return from Dividends 4.9% 31.0% 50.3% 86.3% Last 6 Months(2) 1 Year(2) 2 Years(2) 3 Years(2) 4 Book Value and Dividend History (1) Total return on book value is calculated from book value and dividends from the period of June 30, 2010 to June 30, 2013. (2) Includes first quarter 2013 cash dividend of $0.32 per share and Silver Bay stock dividend of $1.01 per share. Strong Return on Book Value  Our focus is on delivering total return.  Protecting book value is critical to dividend generation over time.  Opportunistic capital allocation and security selection drives long-term performance.  Over the last three years, we have delivered a total return on book value of 86.3%.(1)

-10% 10% 30% 50% 70% 90% 110% 130% 5 Delivering Total Return (1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through August 30, 2013. Total stockholder return is defined as capital gains on stock price including dividends. Source: Bloomberg. (2) Pine River Mortgage REIT index includes: AGNC, NLY, ANH, ARR, CMO, CIM, CYS, HTS, IVR, MFA, PMT, RWT and TWO. (3) “SPXT” represents S&P 500 Total Return Index (SPXT: IND) for the period October 29, 2009 through August 30, 2013. Source: Bloomberg. 82% 66% TWO Pine River Mortgage REIT Index(2) SPXT(3) Since inception, we have generated a total stockholder return of 82%(1) , which compares favorably to REIT industry indices and the S&P 500 Total Return Index 8/30/2013 10/29/2009 12/31/2010 12/31/2011 12/31/2012 12/31/2009 7%

3.8x 3.4x 3.1x 3.6x 7.0x 7.1x 7.1x 8.0x – 2x 4x 6x 8x 10x Q3-2012 Q4-2012 Q1-2012 Q2-2013 Q3-2012 Q4-2012 Q1-2013 Q2-2013 12.3% 19.9%(2) 10.2%(3) 12.1% 11.9% 12.8% 10.9% 12.7% 0% 5% 10% 15% 20% Q3-2012 Q4-2012 Q1-2013 Q2-2013 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Superior asset selection and risk management drive returns while taking on less risk. 6 Attractive Returns With Lower Risk Attractive & Comparable Dividend Yield(1)… … With Lower Leverage(4) … … Less Interest Rate Exposure(5) … … And Less Prepayment Risk(6) Note: All peer financial data on this slide based on available June 30, 2013 financial information as filed with the SEC. Peers include AGNC, ANH, ARR, CMO, CYS, HTS, IVR, MFA and NLY. (1) Reported quarterly dividends annualized, divided by closing share price as of respective quarter-ends. Dividend data based on peer company press releases. (2) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per share of common stock. (3) Dividend yield based on cash dividend of $0.32 per share. Does not include Silver Bay common stock distribution of $1.01 per share. (4) Debt-to-equity is defined as total borrowings to fund RMBS securities and Agency derivatives divided by total equity. These metrics exclude impact of TBAs. (5) Represents estimated percentage change in equity value for theoretical +100bps parallel shift in interest rates. Change in equity market capitalization is adjusted for leverage. (6) Represents the CPR on the Agency RMBS portfolio including Agency derivatives. TWO Peer Median Peer Median TWO TWO Peer Weighted Average TWO Peer Median Q3-2012 Q4-2012 Q1-2013 Q2-2013 Q3-2012 Q4-2012 Q1-2013 Q2-2013 (1.1%) (1.8%) 0.1% 9.9% (4.6%) (7.1%) (9.6%) (10.9%) -15% -10% -5% 0% 5% 10% 6.0% 6.6% 7.0% 8.7% 18.7% 19.0% 18.0% 16.0% 0% 5% 10% 15% 20% Q3-2012 Q4-2012 Q1-2013 Q2-2013 Q3-2012 Q4-2012 Q1-2013 Q2-2013

Second Quarter 2013 Market Update

Macroeconomic & Policy Considerations

- Interest rates moved higher
- Yield curve steeper
- Home prices improving; CoreLogic Home Price Index +12%[(1)] on a rolling 12-month basis
- Policy considerations include:
  - Timing around Fed tapering
  - New Fed Chairman
  - GSE reform
  - Potential new FHFA Director

Agency RMBS

- The Fed is the largest buyer in the mortgage market today
- Fed tapering can create opportunities for investors like Two Harbors; uncertainty remains on timing
- Mortgages underperformed due to rising interest rates and improving economic sentiment

Non-Agency RMBS

- Non-Agency fundamental performance is strong; prepays are higher
- Continued improvements in housing metrics are good for portfolio
- Strong technical factor in place
- Supply remains muted

(1) Source: CoreLogic Home Price Index rolling 12-month change as of June 30, 2013.

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110 110 Portfolio Composition 8 (1) “Other” category includes prime jumbo loans of $520.0 million, net economic interest in securitization of $38.3 million, and non-Agency IOs of $8.8 million. (2) Home Equity Conversion Mortgage loans (HECM) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (3) Includes Agency Derivatives (IIOs) of $241.8 million. Highlights Targeted Capital Allocation  Portfolio allocation at June 30, 2013 was 54% Agency and 46% non-Agency and CSLs  Allocation to residential real properties is now zero due to distribution of Silver Bay stock in second quarter 2013  Current portfolio positioning reflects cautious stance regarding macro economic backdrop As of June 30, 2013 $16.1B Portfolio $ Millions Agency Bonds $12.2B Non-Agency Bonds $2.9B 30-Year Fixed $8,992 15-Year Fixed $80 HECM(2) $1,837 Other-Fixed $632 IOs and IIOs(3) $471 Hybrid ARMs $171 Mezzanine $499 Senior $2,444 Portfolio Composition Other $0.6B Other(1) $567 Credit Sensitive Loans $0.4B CSLs $438 50% 60% 60% 55% 55% 52% 52% 57% 53% 52% 54% 50% 40% 40% 45% 45% 48% 44% 36% 37% 37% 43% 4% 7% 10% 10% 3% 1% 0% 10% 20% 30% 40% 50% 60% Q4-2010 Q2-2011 Q4-2011 Q2-2012 Q4-2012 Q2 2013 Agency Non-Agency Residential Real Properties Credit Sensitive Loans

Prepayment Protected 4% 9 Agency Portfolio with Prepayment Protection Agency RMBS Portfolio Agency Strategy Agency Portfolio: $12.2B(1) As of June 30, 2013 Other Low Loan Balance Pools (4) 14% Low FICO(6) 6% Seasoned 5% 2006 and subsequent vintages(5) 8% HECM 15% High LTV (Predominately MHA)(2) 26% $85K Max Pools (3) 20% (1) Includes IIOs of $241.8 million as of June 30, 2013. (2) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (MHA) pools. MHA pools consist of borrowers who have refinanced through the Home Affordable Refinance Program (HARP). (3) Securities collateralized by loans of less than or equal to $85K. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (5) Securities collateralized by loans reflecting less prepayment risk due to previously experienced high levels of refinancing. (6) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation’s scoring model. (7) TBA represents the To-Be-Announced Market of forward mortgage-backed securities trade. (8) Represents the three-month average constant prepayment rate (CPR) for Agency RMBS securities and Agency derivatives. Post 2006 - Discount 2%  Since the end of the second quarter 2013, sold several billion of specified pools against TBA(7) positions  Lower implied debt-to-equity as a result of short TBA positions  Intend to be an opportunistic buyer as Agency ROEs become attractive again Agency RMBS CPR(8) Implicit or Explicit Prepayment Protected Securities (98%) Other (2%) 5.6% 6.0% 6.0% 6.6% 7.0% 8.7% 0.0% 5.0% 10.0% 15.0% 20.0% Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Agency RMBS CPR

10 Non-Agency Portfolio with Sub-Prime Focus Non-Agency CPR Non-Agency Strategy Non-Agency Portfolio Non-Agency Portfolio: $2.9B As of June 30, 2013 Option-ARM 7% Alt-A 4% Prime 2% Sub-Prime 87%  Non-Agency underlying performance continues to improve; declining delinquencies, rising home prices and servicer actions are impactful  Continued potential upside with a deeply discounted weighted average cost basis of $52.16  Potential benefit from faster prepays and increased turnover (1) Portfolio represents non-Agency principal and interest securities. (1) 1.9% 2.1% 3.0% 3.2% 2.6% 4.0% 0% 1% 2% 3% 4% 5% Q1-2012 Q2-2012 Q3-2012 Q4-2012 Q1-2013 Q2-2013 Non-Agency RMBS CPR

(3.1%) (1.1%) (1.8%) 0.1% 9.9% -10% -6% -2% 2% 6% 10% $17.5 $11.7 $6.3 $0.5 $- $5 $10 $15 $20 $25 Hedging Tools (Notional Value) Agency Securities (Fair Market Value) Swaps - Notional ($) Swaptions - Notional ($) IOs and IIOs ($) 11 Hedging Strategy Swaps, Swaptions and IOs(2) BV Exposure to +100 bps Change in Rates(1) Hedging  Hedging Strategy: ― Objective of protecting book value in a rising interest rate environment ― Daily monitoring of interest rate exposures  Variety of hedging tools used to protect book value, including swaps, swaptions, interest-only bonds and short TBAs  Reduced net short position during July 2013 (1) Represents estimated percentage change in equity value for theoretical +100bps parallel shift in interest rates. Change in equity value is total net asset change. (2) Positions as of June 30, 2013. (3) Notional amounts as of June 30, 2013 do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities. $23.8 $12.2 (3) $B ill io ns Q1-2013 Q4-2012 Q3-2012 Q2-2012 Q2-2013

Diverse Agency Counterparties(2) 12 Financing Profile High-Quality Non-Agency Counterparties(3)  We continue to ladder repo maturities; average 86 days to maturity. We have repo agreements with 24 counterparties.  The majority of repo is held with counterparties having a Credit Default Swap (CDS) spread of <150, indicating low overall counterparty risk profile.  Approximately 57% of our Agency repo is with counterparties based in North America and 51% of our non-Agency repo is with counterparties based in North America.  Increased conduit financing arrangements by over $600 million, including entering into mortgage loan warehouse facility and a short-term loan and security agreement. (1) As of June 30, 2013. (2) Reflects the counterparty percentage of our outstanding repurchase agreements for our Agency portfolio as of June 30, 2013. (3) Reflects the CDS spread for our non-Agency portfolio repo counterparties as of June 30, 2013. 13.1% 11.4% 9.6% 8.7% 8.2% 8.2% 7.9% 7.8% 5.1% 4.6% 3.7% 3.3% 2.1% 1.9% 1.7% 1.1% 1.1% 0.5% 15.9% 66.2% 17.9% CDS Spread ≤100 CDS Spread 101 to 150 CDS Spread 150 + (1)

Mortgage Servicing Rights (MSRs) 13 Recent Developments  In second quarter 2013, we acquired a company with seller-servicer approvals from Fannie Mae, Freddie Mac and Ginnie Mae  Closed two small bulk transactions in July 2013  In advanced discussions with sellers; potential for significant investment later this year Business Objectives  Natural interest rate hedge for portfolio and mortgage basis  Leverage core competencies in prepayment and credit risk analytics  Create long-lasting flow relationships with high-quality originator/partners  Current supply-demand dynamics make it an opportune time for Two Harbors to enter the market

Mortgage Loan Conduit and Securitization 14 Recent Developments  Our goal is to develop an industry leading, prime jumbo mortgage conduit Business Objectives  Generate attractive credit investments for our portfolio while providing capital to the U.S. mortgage market  Work with origination partners to aggregate prime jumbo mortgage loans; aim to securitize and retain the subordinate, IO and excess servicing bonds ― Create mutually beneficial relationships with originator partners ― Robust mortgage acquisition process and infrastructure will allow us to control and manage loans we purchase and securitize, including credit and servicing oversight ― Retention of subordinate bonds ensures interests are aligned with RMBS investors

Additional Investment Opportunities 15 Credit Sensitive Loans (CSLs)  Currently have $438 million CSLs in portfolio  Very similar to the performing residential mortgage loans in subprime/Alt-A deals  Potential to securitize and create attractive credit investments  Intend to take an opportunistic approach; multi-year, not long-term opportunity GSE Credit Investments  GSEs are charged with disseminating credit risk on $60 billion notional of Agency RMBS in 2013  Freddie Mac completed their first deal of $500 million in July 2013  GSEs are likely to aim for regular issuance of securities  Post-crisis GSE originated loans have recorded strong performance with better credit quality and improved underwriting controls(1)  Represents opportunity for investors like Two Harbors to provide capital to the U.S. mortgage market over time (1) Source: DS News, July 1, 2013.

Appendix 16

17 Q2-2013 Return on Book Value Return on book value(1) (Per diluted share amounts, except for percentage) Book value at June 30, 2013 $10.47 Book value at March 31, 2013 11.19 Decrease in book value (0.72) Dividend declared in 2Q13 0.31 Return on book value ($) $(0.41) Return on book value (%) (3.7%) (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation.

Agency: Vintage & Prepayment Protection Q1-2013 Q2-2013 High LTV (predominately MHA)(1) 27% 26% $85K Max Pools(2) 22% 20% HECM(3) 15% 15% Other Low Loan Balance Pools(4) 15% 14% 2006 & subsequent vintages – Premium and IOs 2% 8% Low FICO(5) 7% 6% Seasoned (2005 and prior vintages) 5% 5% Prepayment Protected 5% 4% 2006 & subsequent vintages – Discount 2% 2% Portfolio Composition as of June 30, 2013 Implicit or Explicit Prepayment Protection Non-Agency: Loan Type Q1-2013 Q2-2013 Sub-Prime 87% 87% Option-ARM 7% 7% Alt-A 4% 4% Prime 2% 2% (1) Securities collateralized by loans with greater than or equal to 80% LTV. High LTV pools are predominately MHA pools. MHA pools consist of borrowers who have refinanced through HARP. (2) Securities collateralized by loans of less than or equal to $85K. (3) HECM are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (5) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation. 18

19 Agency Securities as of June 30, 2013 Par Value (M) Market Value (M) % of Agency Portfolio Amortized Cost Basis (M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 3.0-3.5% $3,819 $3,773 31.0% $4,024 3.1% 9 4.0-4.5% 3,976 4,193 34.4% 4,323 4.1% 14 ≥ 5.0% 932 1,026 8.4% 1,013 5.6% 55 $8,727 $8,992 73.8% $9,360 3.9% 16 15-Year Fixed 3.0-3.5% $75 $77 0.6% $73 3.0% 31 4.0-4.5% 2 2 0.0% 2 4.0% 36 ≥ 5.0% 1 1 0.0% 1 6.8% 106 $78 $80 0.6% $76 3.1% 32 HECM $1,664 $1,837 15.1% $1,785 4.7% 20 Hybrid ARMs 161 171 1.4% 169 3.7% 110 Other-Fixed 581 632 5.2% 628 4.7% 57 IOs and IIOs 4,380 471(2) 3.9% 497 4.5% 69 Total $15,591 $12,183 100.0% $12,515 4.1% 22 (1) As of June 30, 2013, we held short notional TBA positions of $2.7 billion in 3.0-3.5% coupons and $1.4 billion in 4.0-4.5% coupons for risk management purposes. For non-risk management purposes, we were long $1.4 billion TBAs. (2) Represents the market value of $229.5 million of IOs and $241.8 million of Agency Derivatives as of June 30, 2013. (1)

Non-Agency Securities as of June 30, 2013

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$2,444	$499	$2,943
% of Non-Agency Portfolio	83.0%	17.0%	100.0%
Average Purchase Price[(1)]	$51.08	$57.45	$52.16
Average Coupon	1.8%	1.4%	1.7%
Collateral Attributes			
Average Loan Age (months)	81	100	85
Average Loan Size ($K)	$246	$189	$237
Average Original Loan-to-Value	77.0%	75.5%	76.7%
Average Original FICO Score[(2)]	616	637	620
Current Performance			
60+ Day Delinquencies	35.1%	30.0%	34.2%
Average Credit Enhancement[(3)]	11.4%	26.2%	13.9%
3-Month CPR[(4)]	3.6%	5.9%	4.0%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would be $47.62, $55.39 and $48.80, respectively, at June 30, 2013.
(2) FICO Score represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.
(3) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(4) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Non-Agency Discount Bond Example

Discount Sub-Prime Senior Bond – HEAT 2006-3 2A4

Represents actual bonds held in Two Harbors' portfolio as of the filing date of this presentation. Collateral summary and yield analysis scenarios represent the views of Two Harbors and its external manager, PRCM Advisers LLC, and are provided for illustration purposes only and may not represent all assumptions used. Actual results may differ materially.



Senior Bonds
Sub Bonds
A1 & A2
- Paid off -
A3
39.9%-100%
$8.7M Current Face
0.6 Yr WAL(1)
A4
39.9%-100%
$71M Current Face
7 Yr WAL(1)
SUBORDINATED BONDS
Absorbs the first 40.4% of losses, after depletion of ongoing excess spread (currently 4.4%).

Security Info

- Pays sequentially after the A3 is fully paid, expected to be in early 2014
- Receives protection from credit losses from the subordinate bonds and ongoing excess interest
- Pays a coupon of LIBOR + 0.31%
- Wells Fargo & SPS as servicers

Collateral Summary

- Vintages: 2005 - 67%; 2006 - 33%
- 60+ days delinquent: 31%
- "Clean" & "Almost Clean"[(2)]: 19%
- Severities running in the low 60s
- MTM LTVs[(3)]: "Clean" = 85%
  Delinquent = 99%
  "12mo LIQ"[(4)] = 108%

Yield Analysis[(5)]

- Market price at 6/30/13: $83.5

	Strong Recovery	Flat	Severe Downturn
Loss-adjusted yields	**6.4%**	**5.9%**	**5.5%**
Total defaults	51%	55%	59%
Average severity	65%	70%	73%
Prospective deal losses	33%	38%	43%
Bond recovery	100%	100%	100%

(1) "WAL" is defined as weighted average life.
(2) "Clean" is defined as a borrower who has never missed a payment. "Almost Clean" is defined as a borrower who is current and has never been delinquent more than three times for a period greater than 30 days or delinquent one time for a period greater than 60 days.
(3) "MTM LTV" is defined as mark-to-market loan-to-value.
(4) 12mo LIQ represents mark-to-market loan-to-value of loans liquated in the last twelve months.
(5) Strong recovery, flat and severe downturn models assume a 15% increase, no change and a 15% decrease in housing prices over two years.

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Financing and Hedging Strategy[1]

Interest Rate Swaps[2]

Swaps Maturities	Notional Amounts ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
2013	$ 500	0.523%	0.274%	0.15
2014	900	0.316%	0.277%	0.54
2015	4,000	0.386%	0.278%	1.53
2016	2,650	0.579%	0.276%	2.67
2017 and after	9,435	0.999%	0.277%	4.58
	$ 17,485	0.746%	0.277%	3.26

Financing

Repurchase Agreements: RMBS and Agency Derivatives[3]	June 30, 2013 Amount ($M)	Percent (%)
Within 30 days	$4,751	35%
30 to 59 days	2,938	22%
60 to 89 days	476	4%
90 to 119 days	1,553	12%
120 to 364 days	3,551	26%
One year and over	200	1%
	$13,469	

Interest Rate Swaptions

		Option			Underlying Swap			
Swaption	Expiration	Cost ($M)	Fair Value ($M)	Average Months to Expiration	Notional Amount ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$ 28.2	$ 4.6	2.15	$ 2,750	3.13%	3M Libor	8.2
Payer	≥ 6 Months	133.7	221.2	49.35	3,500	3.94%	3M Libor	10.0
Total Payer		$ 161.9	$ 225.8	46.65	$ 6,250	3.58%	3M Libor	9.2

(1) Positions as of June 30, 2013.
(2) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities.
(3) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held for sale of $434 million as of June 30, 2013.

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23 Overview of Two Harbors Team  Pine River Capital Management Partner  32 years in mortgage securities market, including at Salomon Brothers and Citi; Managing Director in proprietary trading group managing MBS and ABS portfolios  Most recently served as Two Harbors’ Controller from 2009 to 2011  Previously Vice President and Executive Director of Financial Reporting at GMAC ResCap from 2007 to 2009 and held financial roles at XL Capital Ltd from 2002 to 2007; began his career with KPMG  Pine River Capital Management Partner  Previously head of Value Investment Group at EBF & Associates; Partner from 1997 to 2006  32 years of investing and management experience; commenced career at Cargill where he was a founding member of the Financial Markets Department Significant RMBS Expertise  Substantial RMBS team consisting of traders, investment analysts and a robust internal research team  Leverages proprietary analytical systems  Specialized repo funding group Chief Financial Officer Brad Farrell Chief Executive Officer Thomas Siering Chief Investment Officer William Roth Executive Officers Investment Team

 Global, multi-strategy asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors  Founded in 2002 with approximately $13.7 billion assets under management today, of which $10.8 billion is dedicated to mortgage strategies(1) − Experience managing Agency, non-Agency and other mortgage-related assets − Demonstrated success in achieving growth and managing scale 24 Overview of Pine River Capital Management Experienced, Cohesive Team(2) Established Infrastructure  Sixteen partners with average of 21 years experience  386 employees, 133 investment professionals  Historically low attrition  Strong corporate governance  Registrations include: SEC/NFA (U.S.), FSA (U.K.), SFC (Hong Kong) and SEBI (India)  Proprietary technology  Global footprint with 10 offices world-wide (1) Defined as estimated assets under management as of August 1, 2013, inclusive of Two Harbors and Silver Bay. (2) Employee data as of June 30, 2013. Global Asset Management Firm